UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________________

FORM 8-K
 _______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   July 25, 2017

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay St., Suite 350 P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 25, 2017, the Compensation Committee of the Board of Directors of Schnitzer Steel Industries, Inc. (the “Company”), in consultation with its independent compensation consultant and taking into account that the annual base salary of the President and Chief Executive Officer of the Company had not been increased since May 1, 2011, approved an increase in the annual base salary of the President and Chief Executive Officer of the Company from $1,000,000 to $1,100,000 effective July 25, 2017, and the Company entered into an amendment to the employment agreement between the Company and Tamara L. Lundgren, President and Chief Executive Officer of the Company, to that effect. No other changes were made to Ms. Lundgren’s employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: July 28, 2017	By:	/s/ Peter B. Saba
Name: Peter B. Saba
Title: Sr. V.P., General Counsel and Secretary